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                              REDEEMABLE WARRANTS
                          VOID AFTER APRIL      , 2002
                       REDEEMABLE WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK
                                    TTR INC.

No. WA

                                                               CUSIP 87305U 11 0
This certifies that FOR VALUE RECEIVED


or registered assigns (the 'Registered Holder') is the owner of the number of redeemable Common Stock Purchase Warrants ('Warrants') specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one (1) fully paid and nonassessable share of common stock, $.001 par value ('Common Stock'), of TTR Inc., a Delaware corporation (the 'Company'), at any time between April , 1997, and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of North American Transfer Co. as Warrant Agent, or its successor (the 'Warrant Agent'), accompanied by payment of $7.20 (the 'Purchase Price') in lawful money of the United States of America in cash or by official bank or certified check made payable to TTR Inc.

     This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the 'Warrant Agreement'), dated November , 1996, by and among the Company and the Warrant Agent.

    In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

     Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all of the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.

    The term 'Expiration Date' shall mean 5:00 p.m. (New York time) on April , 2002, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized or required to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close.

     The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is
effective.   The  Company  has  covenanted  and  agreed  that  it  will  file  a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

     This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge inposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

     Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

     This warrant may be redeemed at the option of the Company at any time after six months from November , 1996, at a redemption price of $.25 per Warrant, provided that the closing bid price of the Common Stock has been at least one hundred ninety (190%) percent of the then effective Purchase Price of the Warrants on each of the twenty (20) consecutive trading days preceding the date on which the notice of redemption is given. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement.

     Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

     This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

     This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                                         TTR Inc.

                                     TTR INC.     BY
                                    CORPORATE
                                       SEAL                            PRESIDENT
                                       1994       BY
                                     DELAWARE
                                                                       SECRETARY
COUNTERSIGNED:
  NORTH AMERICAN TRANSFER COMPANY
          (FREEPORT, NY)

BY                      AS WARRANT AGENT

                        AUTHORIZED OFFICER

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                               SUBSCRIPTION FORM
                     To Be Executed by the Registered Holder
                           in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise____ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

                       PLEASE INSERT SOCIAL SECURITY
                        OR OTHER IDENTIFYING NUMBER

                   ________________________________________
                   ________________________________________
                   ________________________________________
                   ________________________________________
                    (please print or type name and address)

and be delivered to

                   ________________________________________
                   ________________________________________
                   ________________________________________
                   ________________________________________
                   (please print or type name and address)

and if such number of Warrants shall not be all of the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated:__________________         x__________________________________________
                                  __________________________________________
                                  __________________________________________
                                                   Address
                                  __________________________________________
                                         Taxpayer Identification Number

                                  __________________________________________
                                             Signature Guaranteed
                                  __________________________________________



                               ASSIGNMENT
                 To Be Executed by the Registered Holder
                          in Order to Assign Warrants


FOR VALUE RECEIVED,_____________________hereby sells, assigns and transfers unto
                  PLEASE INSERT SOCIAL
                   SECURITY OR OTHER
                   IDENTIFYING NUMBER

                   ________________________________________
                   ________________________________________
                   ________________________________________
                   ________________________________________
                    (please print or type name and address)


_________________of the Warrants represented by this Warrant Certificate, and hereby irrevocable constitutes and appoints

____________________________________________________________________Attorney
to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:__________________         x__________________________________________
                                          Signature Guaranteed
                                  __________________________________________

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.


_________________________        _______________________________________________
AMERICAN BANKNOTE COMPANY        PRODUCTION COORDINATOR--JOE TANTUM-215-830-2197
  680 BLAIR MILL ROAD                           PROOF OF NOVEMBER 26, 1996
    HORSHAM, PA 19044                                  TTR INC.
      215-657-3480                                     H 47717bk2
_________________________        _______________________________________________
SALES PERSON-                     Opr.           eg                   NEW
R. JOHNS-212-557-9100
_________________________        _______________________________________________
/home/koshy/inprogress/home15/TTRInc.           /net/banknote/home/52
_________________________        _______________________________________________



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